EXHIBIT 99.1

VolitionRx Limited Announces First Quarter 2025 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Friday, May 16 at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, May 15, 2025 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, today announces financial results and a business update for the first quarter ended March 31, 2025.  Volition management will host a conference call tomorrow, May 16 at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details can be found below.

Cameron Reynolds, President and Group Chief Executive Officer, said:

“2025 is a pivotal year for Volition as we focus on commercializing our ground breaking Nu.Q® platform in the human diagnostics market. I am delighted to report we are in confidential discussions with more than ten companies.

“Notably, the combined market value of seven of these companies exceeds $600billion, underscoring the significant global strength, potential reach and impact our technology could achieve through such partnerships.

“Our goal is to secure multiple licensing agreements in the human diagnostics space this year, mirroring our successful strategy in the veterinary market, with diverse deal structures, all with ongoing revenue and some to include milestone payments.

“The second prong of our Nu.Q® NETs commercial strategy is to leverage our granted CE mark, approved in the EU for any NETs related diseases. I am delighted to report that we have reached a significant commercial milestone, in that we recorded our first revenue from sales of our CE-marked Nu.Q® NETs automated product in Europe in Quarter 1 2025. This is the first revenue we have generated from a regulated, clinically approved product.”

Financial Highlights

•	Recorded approximately $0.25million revenue in Q1 2025, up 44% over the first quarter prior year.
•	Net cash used in operating activities averaged $1.4 million a month, almost 50% lower than the first quarter of 2024.
•	Funding receipts during the first quarter of $4.3 million; approximately $1.8 million from non-dilutive funding and the remainder from capital markets.
•	Cash and cash equivalents as of March 31, 2025 totaled approximately $2.6 million compared to $3.3 million as of December 31, 2024.
•	Subsequent to quarter end finalized a convertible loan note to provide $6.25 million in gross proceeds, repayable in cash or shares over 24 months with an initial 6-month repayment holiday.
•	Goal to be cash neutral on a Full Year basis in 2025, meaning income, including licensing receipts, matches expenditure on a cash basis.

Event:	VolitionRx Limited First Quarter 2025 Earnings and Business Update Conference Call
Date:	Friday, May 16, 2025
Time:	8:30 a.m. U.S. Eastern Time/2.30 p.m. Central European Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID:  13753885

Louise Batchelor, Group Chief Marketing & Communications Officer will host the call along with Cameron Reynolds, President and Group Chief Executive Officer of Volition and Terig Hughes, Group Chief Financial Officer. The call will provide an update on important events that have taken place in the first quarter of 2025 and upcoming milestones.

A live audio webcast of the conference call will also be available on this link. In addition, a telephone replay of the call will be available until May 30, 2025. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13753885.

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help detect and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early detection and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

Volition's research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and an office in London.

The contents found at Volition's website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries:

Louise Batchelor, Volition, mediarelations@volition.com +44 (0)7557 774620

Investor Relations:

Jeremy Feffer, LifeSci Advisors, jfeffer@lifesciadvisors.com +1-212-915-2568

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Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, the exercise of the milestone-linked warrants upon the achievement of such milestone events or otherwise prior to their expiration, Volition’s expectations related to revenue opportunities and growth, the timing, completion, success and delivery of data from clinical studies, the timing of publications, the effectiveness of Volition’s cost reduction measures, the effectiveness and availability of Volition’s blood-based diagnostic, prognostic and disease monitoring tests, Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases as well as serving as a diagnostic, prognostic or disease monitoring tools for such diseases, and Volition’s success in securing licensing and/or distribution agreements with third parties for its products. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic, prognostic or disease monitoring products Volition might develop; Volition’s failure to secure adequate intellectual property protection; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring market and its rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™, Capture-PCR™, Capture-Seq™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.  Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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